UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 27, 2017
Date of Report (Date of Earliest Event Reported)

Sun BioPharma, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55242	87-0543922
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Vista Blvd #305 Waconia, Minnesota	55387
(Address of Principal Executive Offices)	(Zip Code)

(952) 479-1196
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On March 27, 2017, Sun BioPharma, Inc. (the “Company”) entered into Debt-For-Equity Exchange Agreements (collectively, the “Exchange Agreements”) with the holders of promissory notes payable by the Company named therein (the “Lenders”) pursuant to which the Company agreed to convert all outstanding principal and accrued interest through March 31, 2017 into shares of our common stock at a rate of $0.75 per share. In accordance with the Exchange Agreements, on March 31, 2017, the Company issued an aggregate of 4,183,333 shares of its common stock (the “Shares”) in exchange for the cancellation of promissory notes amounting to $3,000,000 principal amount and $137,500 accrued but previously unpaid interest.

Also on March 27, 2017, the Company entered into a Participation Agreement (collectively, the “Participation Agreements”) with each holder of the $3.1 million aggregate principal amount of convertible promissory notes issued by the Company pursuant to note purchase agreements in February and March 2017 (the “Participants”), pursuant to which the Participants have a right to purchase his, her, or its pro rata portion of any future equity issuances in the Company (based on the Company equity securities shares held by the Participant immediately prior to the subject issuance), subject to certain exceptions described therein. Prior to any proposed issuance or sale of new equity securities, the Company will give the Participants written notice thereof pursuant to the terms and conditions of the Participation Agreement.

The foregoing descriptions of the Exchange Agreements and the Participation Agreements are summaries and qualified by reference to the full text of such documents, which is filed as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities.

The information in Item 1.01 is incorporated herein by reference. The shares were issued in reliance on the exemption from registration set forth in Section 3(a)(9) of the Securities Act as securities exchanged by an issuer with existing security holders where no commission or other remuneration is paid or given directly or indirectly by the issuer for soliciting such exchange.

The Shares were issued to a limited number of persons who were “accredited investors” or “sophisticated investors,” as those terms are defined in Rule 501 of Regulation D of the U.S. Securities and Exchange Commission (“SEC”), without the use of any general solicitations or advertising to market or otherwise offer the securities for sale. In addition, each Lender had prior access to all material information about our Company and represented to us in writing (i) that they were an accredited investor, (ii) that they were acquiring the common stock for their own account and not with a view to distribute them and (iii) that the common stock acquired would be restricted securities. Registration of sales to “accredited investors” is preempted from state regulation by Section 18 of the Securities Act, though states may require the filing of notices, a fee and other administrative documentation.

Item 9.01      Financial Statements and Exhibits.

10.1	Form of Debt-For-Equity Exchange Agreement, by and among the Company and the Lenders.

10.2	Form of Participation Rights Agreement, by and among the Company and the Participants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BIOPHARMA, INC.

Date: March 31, 2017	By:	/s/ Scott Kellen
Scott Kellen
Chief Financial Officer

Index to Exhibits

Exhibit No.	Description	Manner of Filing
10.1	Form of Debt-For-Equity Exchange Agreement, by and among the Company and the Lenders.	Filed Electronically
10.2	Form of Participation Rights Agreement, by and among the Company and the Participants	Filed Electronically